Exhibit 10.100
RRI ENERGY, INC.
2002 LONG TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
     Pursuant to this award agreement (the “Agreement”), as of ______, 2009, RRI Energy, Inc. (the “Company”) hereby grants to «LEGAL» (the “Director”), «stock_units» Restricted Stock Units. The number of units is subject to adjustment as provided in Section 15 of the RRI Energy, Inc. 2002 Long Term Incentive Plan (the “Plan”), subject to the terms, conditions and restrictions described in the Plan and in this Agreement.
1.	Relationship to the Plan; Definitions.
(a)	This grant of Restricted Stock Units is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on this date. If any provision of this Agreement conflicts with the express terms of the Plan, the terms of the Plan control and, if necessary, the applicable provisions of this Agreement are deemed amended so as to carry out the purpose and intent of the Plan. References to the Director also include the heirs or other legal representatives of the Director or the Director’s estate.

(b)	Except as defined herein, capitalized terms have the same meanings as under the Plan.

“Restricted Stock Units” means a Stock Award in units denominated in shares of Common Stock.
2.	Account. This grant of Restricted Stock Units will be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Director of the unfunded and unsecured right to receive the Restricted Stock Units granted.

3.	Vesting and Forfeiture. The Restricted Stock Units vest upon grant.

4.	Payment of Restricted Stock Units.
(a)	Unless otherwise provided in subsections (b) and (c) below, within 90 days after the date the Director terminates service as a member of the Board, a number of shares of Common Stock equal to the number of vested Restricted Stock Units will be registered in the Director’s name with the Company’s transfer agent.

(b)	Subsection (a) notwithstanding, prior to or as of December 31st of the calendar year ending prior to the calendar year during which the Director’s services commence for which this Award is granted, the Director may irrevocably elect to have all or a portion of the Restricted Stock Units subject to this Agreement:
(i)	paid in five (5) substantially equal annual installments commencing in the calendar year immediately following the calendar year during which the Director terminates service as a member of the Board, with the remaining installments made in each of the four subsequent calendar years; or

(ii)	paid in a lump sum in any one of the first through fifth calendar years following the calendar year during which the Director terminates service as a member of the Board.
(c)	Prior to the end of the calendar year prior to the calendar year in which the Restricted Stock Units are granted, regardless of whether the Award is paid in a lump sum or installments, the Director may elect (on the form prescribed by the Company) that the Company pay the Director up to 33% of the Fair Market Value of the Restricted Stock Units in cash.
5.	Notices. For purposes of this Award Agreement, notices and all other communications must be in writing and will be deemed to have been given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	RRI Energy, Inc. 1000 Main Street Houston, Texas 77002 ATTENTION: Corporate Secretary

If to the Director:	«Director» c/o Corporate Secretary RRI Energy, Inc. 1000 Main Street Houston, Texas 77002
or to such other address as either party may furnish to the other in writing in accordance with this Section 5.

6.	Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Director, the Company and their respective permitted successors and assigns.

7.	Shareholder Rights. The Director shall have no rights of a shareholder with respect to the Restricted Stock Units unless and until the Director is registered as the holder of shares of Common Stock representing the Restricted Stock Units on the records of the Company.

8.	Section 409A of the Code. It is the intent of the Company and the Director that the provisions of the Plan and this Agreement comply with Section 409A of the Code and will be interpreted and administered consistent therewith. Accordingly, (i) no adjustment to the Award pursuant to Section 15 of the Plan and (ii) no substitutions of the benefits under this Agreement, in each case, shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable

RRI ENERGY, INC.

Mark M. Jacobs
President and Chief Executive Officer

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